Exhibit 99.1

HILLENBRAND INDUSTRIES

Financial News Release

HILLENBRAND INDUSTRIES INTENDS TO APPEAL
JURY VERDICT IN ANTITRUST CASE

BATESVILLE, INDIANA, FRIDAY, SEPTEMBER 27, 2002 – Hillenbrand Industries Inc., (NYSE:HB), a leader in the health care and funeral services industries, announced today the jury delivered a verdict against the Company and its Hill-Rom business unit in an antitrust lawsuit filed by Kinetic Concepts Inc. (KCI).

The San Antonio Texas-based KCI filed the lawsuit in the U.S. District Court for the Western District of Texas, San Antonio Division, alleging Hillenbrand Industries and Hill-Rom violated various antitrust laws.

“We respect both the jury’s efforts on this case and the American legal system. However, we disagree with the verdict and believe it has no basis in applicable law. Hill-Rom’s success stems from the innovation of our products and the strong relationships we cultivate with customers. We will appeal if the verdict stands. We have retained Donald L. Flexner of Boies, Schiller & Flexner to handle any appeal, if one is necessary,” said Frederick W. Rockwood, president and chief executive officer of Hillenbrand Industries.

The jury awarded KCI $173,590,438 in damages, subject to trebling if the jury award is upheld by the court, the addition of undetermined attorneys’ fees and the potential for injunctive relief.

About Hillenbrand Industries Inc.

Hillenbrand Industries, Inc., headquartered in Batesville, Indiana, is a publicly traded holding company for three major wholly owned businesses serving the funeral services and health care industries. All three subsidiaries have headquarters in Batesville, Indiana.

Hillenbrand Industries’ Health Care Group consists of Hill-Rom Company, a recognized leader in the worldwide health care community providing sales, rentals, service and support for products including beds, therapy surfaces, stretchers, infant warmers, incubators, furniture, communication systems, surgical columns, medical gas management systems and modular headwalls.

The Company’s Funeral Services Group consists of two businesses: Batesville

Casket Company, the leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes; and Forethought Financial Services, the leading provider of insurance and trust-based financial products and services for pre-planning funeral services.

Disclosure Regarding Forward-Looking Statements:

Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as “will” and “if “ but their absence does not mean that the statement is not forward-looking. Forward-looking statements include any guidance given for the current quarter and future quarters. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. They are not guarantees of future performance. Factors that could cause actual results to differ include but are not limited to: the general business and economic conditions of the Company’s customers, changes in death rates, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, the success of realignment and cost reduction activities previously announced, unanticipated legal factors or unfavorable legal results and compliance with certain regulations, certification requirements for new and existing products and the performance of the Company’s insurance investment portfolio. The Company assumes no obligation to update or revise any forward-looking statements. Readers should also refer to the various disclosures made by the Company in the Company’s periodic reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission.

Contacts:

Investor Relations: Mark R. Lanning, Vice President and Treasurer, (812) 934-7256; News Media: Christopher P. Feeney, Director, Public Affairs & Corporate Communications, (812) 934-8197, both of Hillenbrand Industries Inc. www.hillenbrand.com

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